Report of Independent Registered Public Accounting
Firm
To the Shareholders and Board of Directors of
FPA New Income, Inc.
Los Angeles, California
In planning and performing our audit of the financial
statements of FPA New Income, Inc. (the "Fund") as of and
for the year ended September 30, 2012, in accordance with
the standards of the Public Company Accounting Oversight
Board (United States), we considered the Fund's internal
control over financial reporting, including controls over
safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the
financial statements and to comply with the requirements of
Form N-SAR, but not for the purpose of expressing an
opinion on the effectiveness of the Fund's internal control
over financial reporting. Accordingly, we express no such
opinion.
The management of the Fund is responsible for establishing
and maintaining effective internal control over financial
reporting. In fulfilling this responsibility, estimates and
judgments by management are required to assess the expected
benefits and related costs of controls. A fund's internal
control over financial reporting is a process designed to
provide reasonable assurance regarding the reliability of
financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted
accounting principles. A fund's internal control over financial reporting includes those policies and procedures that (1)
pertain to the maintenance of records that, in reasonable
detail, accurately and fairly reflect the transactions and
dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to
permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts
and expenditures of the fund are being made only in
accordance with authorizations of management and directors
of the fund; and (3) provide reasonable assurance regarding
prevention or timely detection of unauthorized acquisition,
use, or disposition of a funds' assets that could have a
material effect on the financial statements.
Because of its inherent limitations, internal control over
financial reporting may not prevent or detect misstatements.
Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become
inadequate because of changes in conditions or that the
degree of compliance with the policies or procedures may
deteriorate.
A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow
management or employees, in the normal course of
performing their assigned functions, to prevent or detect
misstatements on a timely basis. A material weakness is a
deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable
possibility that a material misstatement of the fund's annual or interim financial statements will not be prevented or
detected on a timely basis.
Our consideration of the Fund's internal control over
financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all
deficiencies in internal control that might be material
weaknesses under standards established by the Public
Company Accounting Oversight Board (United States).
However, we noted no deficiencies in the Fund's internal
control over financial reporting and its operation, including controls for safeguarding securities, that we consider to be a material weakness, as defined above, as of September 30,
2012.
This report is intended solely for the information and use of management and the Board of Directors of FPA New Income,
Inc. and the Securities and Exchange Commission and is not
intended to be, and should not be, used by anyone other than these specified parties.
Deloitte and Touche, LLP
Los Angeles, California
November 19, 2012